Exhibit 99.1

Scientific Games / WMS Industries

Frequently Asked Questions

April 8, 2013

Employment

Q:	Should an employee leave WMS before the acquisition is completed, will we be allowed to hire a replacement?

A:	Until the merger is completed, we will generally follow our current process. That is, WMS management will review all open positions to determine whether the position will be filled based upon current business conditions and business needs. We are, however, required to obtain the consent of Scientific Games to fill certain senior executive positions.

Q:	What can we do about retention risk, when employees do not know what is in it for them?

A:	Keep an open mind and stay focused on our current business and the daily needs of WMS, and remind everyone on your team of the same goal. WMS will not disappear, nor will the needs of our business. The transaction is about adding our two organizations together – our great creative talents and advanced technologies – to capitalize on potential opportunities. In fact, with the wider scope and larger size of the combined company, there are likely to be new business opportunities to grow the company. In general, a growing business provides job security and often leads to new career opportunities. Leading up to, and after the merger is consummated, we still have customer needs to be satisfied, production goals to be met, new products to be launched and rolled out, and our commitments to keep.

Benefits and Compensation

Q:	If one has a loan through the 401K plan that is contingent upon employment with WMS, how will it be affected by the acquisition?

A:	If you remain employed with WMS through the date of the acquisition, the change in ownership of WMS will not impact any loans under the WMS Industries Inc. Retirement Savings Plan (the “401K Plan”) and any loans will remain payable pursuant to the terms of the 401K Plan.

In the event of termination of employment, any loan under the 401K Plan becomes immediately due and payable. So, if you separate from your employment with WMS, at any time before or after the acquisition, you will have to repay the loan in full immediately or the outstanding balance will become a taxable distribution.

Q:	When will we know when or if our benefits will change?

A:	We do not anticipate any changes in benefits prior to the closing of the acquisition, with the exception of the WMS Employee Stock Purchase Plan that will end on June 30, 2013. As is always the case, future economic and industry conditions cannot be anticipated, and there can be no guarantees that benefits will not change to meet those conditions or otherwise, irrespective of the merger.

Q:	What happens to the old “Williams” pension plan that is now frozen?

A:	That plan is frozen, and as a qualified plan, no changes will occur because of the acquisition.

Equity Compensation and the Employee Stock Purchase Plan

Q:	Can we (employees) buy stock?

A:	As a WMS employee, you are allowed to buy and sell WMS stock provided we are not in a Company Blackout period and you do not have material non-public information. At the closing of the merger, pursuant to the merger agreement, WMS shares will be converted into the right to receive $26.00 per share, and the stock of WMS will cease to be traded on the New York Stock Exchange. Prior to the acquisition, you are also allowed to buy and sell Scientific Games stock, which trades on the NASDAQ Exchange under the symbol SGMS, provided that you do not have non-public material information relating to Scientific Games (as with the WMS policy).

Q:	For those employees who own WMS stock, are we going to be forced to sell it when the acquisition is completed, and therefore subject to capital gains/losses, or are we going to get equivalent shares of Scientific Games stock with no immediate tax consequences?

A:	You will not receive shares of stock of Scientific Games. At the closing of the merger, pursuant to the merger agreement, WMS stock will be converted into the right to receive $26.00 per share and the stock of WMS will cease to be traded on the New York Stock Exchange. This conversion to the right to receive cash is a taxable event. Because individual circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local, and/or foreign tax consequences of the merger to you.

Q:	Will stock deductions from my paycheck continue under the Employee Stock Purchase Plan?

A:	If you are currently enrolled in the Employee Stock Purchase Plan, your payroll deductions will continue through June 30, 2013 and purchases of WMS stock will be made on March 31 and June 30, 2013 with such funds, unless you elect to withdraw your funds. No new enrollments will be accepted.

About Scientific Games

Q:	Was Scientific Games in debt when they entered into the acquisition agreement?

A:	As of December 31, 2012, Scientific Games had $1,468 million of long-term debt, with a significant liquidity position of $315 million, consisting of cash of $109 million and availability under its revolver of $206 million.

Q:	Does Scientific Games have a stock purchase plan?

A:	Yes. Through its Employee Stock Purchase Plan, Scientific Games offers eligible employees the opportunity to purchase Scientific Games stock through payroll deduction at a 15% discount to market price.

Q:	Will we be able to buy lottery tickets after this acquisition is completed?

A:	Until the merger is completed, WMS employees may purchase lottery tickets, if they so choose. Following the merger, the specific limitations on lottery ticket purchases will be determined and applied by the contractual obligations, regulatory and corporate policies of Scientific Games.

Scientific Games’ employees and family members residing in the same household are prohibited from purchasing any lottery games, including any online/draw, instant or video lottery games or receiving any lottery prizes from any state or international lottery or company if Scientific Games has any contract for lottery goods, commercial games or services in that state or country.

The Transaction

Q:	When can we expect individuals from Scientific Games to meet with us on processes, procedures and expectations?

A:	Representatives from WMS have already met with individuals at Scientific Games in both the Atlanta area and Chicago. Now that the waiting period under the Hart-Scott-Rodino Antitrust Act of 1976 has expired, we have begun planning our integration with Scientific Games; however, we will continue to operate as separate entities until the acquisition closes. As we proceed with this planning, it is possible that you or members of your staff will receive requests for information or requests for meetings directly from representatives of Scientific Games. In order to manage the planning process and ensure that you and your teams are also able to meet your goals and the overall business objectives of WMS for our Fiscal 2013, please forward any such requests to your Executive Committee representative, so that we can coordinate and prioritize these requests as part of the broader integration planning and our Fiscal 2013 objectives.

Q:	How will WMS fit into Scientific Games now that it has its SG Gaming division?

A:	Legally, WMS will merge with a wholly owned subsidiary of Scientific Games, with WMS surviving the merger as a wholly owned subsidiary of Scientific Games. At this time, it is premature to speculate how WMS and the SG Gaming division will work together. In-depth discussions and meetings on the integration plans are being scheduled and will continue during the coming months.

Q:	Will WMS remain as an independent entity after the acquisition, as the SEC filing suggests?

A:	The SEC filing describes how WMS will change from being an independent publicly traded company to a wholly owned subsidiary of Scientific Games. WMS will remain a separate legal subsidiary, but it will be 100% controlled by Scientific Games.

Q:	Will WMS maintain our brand and logo?

A:	It is too early to speculate. We have not been informed that the WMS or Williams Interactive logos will change. We have no plans to change our logos prior to the acquisition.

Conducting Business as Usual

Q:	We hear that Scientific Games is not Oracle based. What will happen with the enhancements that are to take place over the next three quarters?

A:	Our Business Process Transformation initiative is ongoing, and our plans to continue adoption and enhancements of Oracle R-12 in the future have not changed.

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